EXHIBIT 16.1
[QUICK & MCFARLIN, P.C. LETTERHEAD]
December 4, 2007
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Ladies and Gentlemen:
We have read Item 4.01 of Amendment No. 2 to the Form 8-K/A dated May 18, 2007, of Professional Veterinary Products, Ltd. and agree with the statements concerning our Firm contained therein.
Very truly yours,

/s/ Quick & McFarlin, P.C. Quick & McFarlin, P.C.